SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED February 18, 1999
(To Prospectus dated October 26, 1998)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer



               Mortgage Pass-Through Certificates, Series 1999-1

                                ---------------




---------------------------         The Class AV-1 Certificates
The Class AV-1
certificates represent              o   This supplement relates to the offering of the Class AV-1 certificates of the
obligations of the trust                series referenced above.  This supplement does not contain complete
only and do not                         information about the offering of the Class AV-1 certificates.  Additional
represent an interest in                information is contained in the prospectus supplement dated February 18,
or obligation of                        1999, prepared in connection with the offering of the offered certificates of
CWABS, Inc.,                            the series referenced above and in the prospectus of the depositor dated
Countrywide Home                        October 26, 1998.  You are urged to read this supplement, the prospectus
Loans, Inc. or any of                   supplement and the prospectus in full.
their affiliates.
                                    o   As of the May 25, 2001, the class certificate balance of the Class AV-1
This supplement may                     certificates was approximately $136,242,656.
be used to offer and sell
the offered certificates
only if accompanied by
the prospectus
supplement and the
prospectus.

---------------------------




Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AV-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 22, 2001

                               THE MORTGAGE POOL

         As of May 1, 2001 (the "Reference Date"), the Adjustable Rate Loan Group included approximately 1,880 Mortgage Loans having an aggregate Stated Principal Balance of approximately $184,563,772 and the Fixed Rate Loan Group included approximately 981 Mortgage Loans having an aggregate Stated Principal Balance of approximately $60,212,694.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                  As of May 1, 2001
                                                                           Adjustable Rate     Fixed Rate
                                                                                Loan           Loan
                                                                                Group          Group
Total Number of Mortgage Loans.........................................         1,880           981
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
         30-59 days....................................................         9.68%          7.44%
         60-90 days....................................................         3.24%          2.24%
         91 days or more (excluding pending foreclosures)..............         3.72%          3.87%
                                                                               ------         ------
         Total Delinquencies...........................................        16.64%         13.55%
                                                                               ======         ======
Foreclosures Pending...................................................         4.52%          3.46%
                                                                               ------         ------
Total Delinquencies and foreclosures pending...........................        21.16%         17.01%
                                                                               ======         ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Eighty-five (85) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Thirty-four
(34) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

         Certain information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C mortgage loans originated by Countrywide Home Loans, Inc. A B&C mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due with on month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due.

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                        Delinquency and Foreclosure Experience
                                  As of December 31, 1999           As of December 31, 2000              As of March 31, 2001
                                  -----------------------           -----------------------              --------------------
  Total Portfolio.......    $5,536,317,231.27     100.00%     $7,867,335,642.62     100.00%     $8,266,333,624.37     100.00%
  Delinquency
  percentage
         30-59 days.....      $341,598,592.95       6.17%       $617,079,497.93       7.84%       $574,332,481.11       6.95%
         60-89..........       106,503,734.27       1.92%       $209,082,975.61       2.66%       $190,600,844.82       2.31%
         90+ days.......        46,628,549.50       0.88%        $87,295,342.66       1.11%        $83,706,832.69       1.01%
             Total......      $496,730,876.72       8.97%       $913,457,816.20      11.61%       $848,640,158.62      10.27%
                         ===================== =========== ===================== =========== ===================== ===========
  Foreclosure Rate......       $90,023,803.50       1.63%       $231,465,019.95       2.94%       $280,362,712.75       3.39%
  Bankruptcy Rate.......       $47,660,244.96       0.86%       $109,183,964.35       1.39%       $139,511,579.53       1.69%
                         ===================== =========== ===================== =========== ===================== ===========


         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loan, Inc.'s control, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS AV-1 CERTIFICATES

         The Class AV-1 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distribution of Interest." The Class AV-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of Principal."

         As of May 25, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class AV-1 Certificates was approximately $136,242,656 evidencing a beneficial ownership interest of approximately 57.22% in the Trust Fund. As of the Certificate Date, the Class A Adjustable Rate Certificates and the Class A Fixed Rate Certificates had an aggregate principal balances of approximately $136,242,656 and $51,896,624, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 57.22% and 21.79%, respectively in the Trust Fund. As of the Certificate Date, the Subordinated Offered Adjustable Rate Certificates and the Subordinated Offered Fixed Rate Certificates had aggregate principal balances of $42,588,000 and $7,329,000, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 17.89% and 3.10%, respectively, in the Trust Fund. For additional information with respect to the Class AV-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The May 2001 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of any interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each the month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six-month LIBOR Mortgage Index remains constant at 3.86% per annum and the level of one-month LIBOR remains constant at 3.97% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class AV-1 Certificates is June 22, 2001; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and
(b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) the option to purchase Mortgage Loans described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination".

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% percent of the Prepayment Vector assumes prepayment rates of 2.2% per annum of the outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loan and an additional 2.2% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, 100% Prepayment Vector assumes a constant prepayment rate of 22% per annum. For the Adjustable Rate Mortgages the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the them outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR, assumes a constant prepayment rate of 27% per annum.

         As used in the following tables "100% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 125% of the Prepayment Vector; and other percentages of the Prepayment Vector identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentage of the Prepayment Vector.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class AV-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of CPR and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of CPR or at any constant percentage.



                         Percent of Class Certificate
                             Balance Outstanding*

Adjustable Rate Mortgage Loans  -        0%      20.25%   24.30%    27.00%     33.75%     40.50%     47.25%
(CPR)
          Distribution Date
Initial Percent..................         48       48        48       48        48          48         48
May 25, 2002.....................         47       36        34       33        30          27         23
May 25, 2003.....................         47       29        26       24        20          16         12
May 25, 2004.....................         46       23        19       17        13           9          7
May 25, 2005.....................         46       18        14       13         8           6          3
May 25, 2006.....................         45       14        11        9         6           3          2
May 25, 2007.....................         44       11         8        7         4           2          1
May 25, 2008.....................         43        9         6        5         2           1          0
May 25, 2009.....................         42        7         4        3         2           0          0
May 25, 2010.....................         41        5         3        2         1           0          0
May 25, 2011.....................         40        4         2        2         0           0          0
May 25, 2012.....................         39        3         2        1         0           0          0
May 25, 2013.....................         38        2         1        1         0           0          0
May 25, 2014.....................         37        2         1        0         0           0          0
May 25, 2015.....................         36        1         0        0         0           0          0
May 25, 2016.....................         35        1         0        0         0           0          0
May 25, 2017.....................         33        0         0        0         0           0          0
May 25, 2018.....................         32        0         0        0         0           0          0
May 25, 2019.....................         30        0         0        0         0           0          0
May 25, 2020.....................         28        0         0        0         0           0          0
May 25, 2021.....................         26        0         0        0         0           0          0
May 25, 2022.....................         23        0         0        0         0           0          0
May 25, 2023.....................         21        0         0        0         0           0          0
May 25, 2024.....................         18        0         0        0         0           0          0
May 25, 2025.....................         15        0         0        0         0           0          0
May 25, 2026.....................         11        0         0        0         0           0          0
May 25, 2027.....................          7        0         0        0         0           0          0
May 25, 2028.....................          3        0         0        0         0           0          0
May 25, 2029.....................          0        0         0        0         0           0          0
                                           -        -         -        -         -           -          -
Weighted Average Life (years) **.       18.8      3.9       3.2      2.9       2.2         1.7        1.4



                --------------------------
                *   Rounded to the nearest whole percentage.
                ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class AV-1 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class AV-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class AV-1 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class AV-1 Certificates are currently rated "AAA" by Fitch, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                             FIXED RATE LOAN GROUP

       Current Mortgage Rates for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------
Range of Current              Number of         Aggregate Unpaid     Percent of
Mortgage Rates(%)           Mortgage Loans      Principal Balance    Loan Group
-------------------------------------------------------------------------------
  6.001 - 6.500                        1                 $117,016         0.19%
  6.501 - 7.000                        6                 $490,641         0.81%
  7.001 - 7.500                       20               $1,788,511         2.97%
  7.501 - 8.000                       60               $4,972,594         8.26%
  8.001 - 8.500                      104               $7,453,452        12.38%
  8.501 - 9.000                      152              $11,982,820        19.90%
  9.001 - 9.500                      141               $9,510,261        15.79%
  9.501 - 10.000                     120               $7,937,196        13.18%
 10.001 - 10.500                      64               $3,853,331         6.40%
 10.501 - 11.000                      56               $3,113,696         5.17%
 11.001 - 11.500                      48               $1,933,055         3.21%
 11.501 - 12.000                      74               $2,610,218         4.33%
 12.001 - 12.500                      35               $1,156,589         1.92%
 12.501 - 13.000                      46               $1,622,564         2.69%
 13.001 - 13.500                      15                 $523,862         0.87%
 13.501 - 14.000                      21                 $625,784         1.04%
 14.001 - 14.500                       4                  $84,758         0.14%
 14.501 - 15.000                      12                 $369,216         0.61%
 15.001 - 15.500                       1                  $14,935         0.02%
 15.501 - 16.000                       1                  $52,195         0.09%
-------------------------------------------------------------------------------
        Total                        981              $60,212,694       100.00%
                                 ==============================================
---------------------------------

(1) The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans is approximately 9.553% per annum.




     Current Mortgage Loan Principal Balances for the Fixed Rate Mortgage Loan Group (1)

-----------------------------------------------------------------------------------------------------------
 Range of Current
 Mortgage Loan Principal           Number of Mortgage        Aggregate Unpaid Principal    Percent of Loan
       Balances ($)                       Loans                        Balance                   Group
------------------------------------------------------------------------------------------------------------
 $ 0.00  to   $25,000                             167                   $3,120,752               5.18%
 $ 25,000.01 to  $50,000                          340                  $12,780,453              21.23%
 $ 50,000.01 to  $75,000                          222                  $13,523,839              22.46%
 $ 75,000.01 to $100,000                          116                   $9,973,309              16.56%
 $100,000.01 to $150,000                           80                   $9,568,442              15.89%
 $150,000.01 to $200,000                           35                   $5,885,789               9.77%
 $200,000.01 to $250,000                           13                   $2,806,770               4.66%
 $250,000.01 to $300,000                            3                     $815,798               1.35%
 $300,000.01 to $350,000                            4                   $1,323,339               2.20%
 $400,000.01 to $450,000                            1                     $414,204               0.69%
-------------------------------------------------------------------------------------------------------
        Total                                     981                  $60,212,694             100.00%
                                 ======================================================================



---------------------------------

(1) The average current Fixed Rate Mortgage Loan principal balance is approximately $61,379.



                        State Distributions of Fixed Rate Mortgaged Properties
-------------------------------------------------------------------------------------------------------------
                                        Number of Mortgage      Aggregate Unpaid Principal    Percent of Loan
             State                             Loans                       Balance                   Group
-------------------------------------------------------------------------------------------------------------
Alaska                                              1                     $143,675               0.24%
Arizona                                            30                   $1,473,079               2.45%
Arkansas                                            7                     $289,173               0.48%
California                                        147                  $11,720,567              19.47%
Colorado                                           13                   $1,315,526               2.18%
Connecticut                                         5                     $453,107               0.75%
Delaware                                            1                      $89,284               0.15%
District of Columbia                                3                     $111,289               0.18%
Florida                                           128                   $7,949,120              13.20%
Georgia                                            39                   $2,190,912               3.64%
Hawaii                                             24                   $3,050,210               5.07%
Idaho                                              11                   $1,018,672               1.69%
Illinois                                           18                     $652,421               1.08%
Indiana                                            50                   $2,540,100               4.22%
Iowa                                                3                     $110,246               0.18%
Kansas                                              3                     $120,389               0.20%
Kentucky                                           15                   $1,202,095               2.00%
Louisiana                                          54                   $2,580,719               4.29%
Maine                                               2                     $101,081               0.17%
Maryland                                            8                     $735,137               1.22%
Massachusetts                                      11                     $899,440               1.49%
Michigan                                           67                   $3,014,132               5.01%
Minnesota                                           3                     $193,421               0.32%
Mississippi                                         7                     $355,647               0.59%
Missouri                                           12                     $608,882               1.01%
Montana                                             4                     $246,153               0.41%
Nebraska                                            2                      $77,803               0.13%
Nevada                                             15                   $1,015,331               1.69%
New Hampshire                                       2                     $173,574               0.29%
New Jersey                                          3                     $339,054               0.56%
New Mexico                                          2                      $89,239               0.15%
New York                                           11                     $860,319               1.43%
North Carolina                                     10                     $623,657               1.04%
North Dakota                                        2                      $60,564               0.10%
Ohio                                               62                   $2,952,044               4.90%
Oklahoma                                            3                     $101,929               0.17%
Oregon                                              9                     $518,208               0.86%
Pennsylvania                                       18                   $1,383,407               2.30%
South Carolina                                      2                      $82,615               0.14%
South Dakota                                        4                     $198,223               0.33%
Tennessee                                          31                   $1,737,973               2.89%
Texas                                              75                   $2,868,160               4.76%
Utah                                               13                     $782,595               1.30%
Virginia                                            8                     $432,423               0.72%
Washington                                         22                   $1,556,958               2.59%
West Virginia                                       1                      $45,574               0.08%
Wisconsin                                          17                   $1,038,427               1.72%
Wyoming                                             3                     $110,143               0.18%
-------------------------------------------------------------------------------------------------------------
       Total                                      981                  $60,212,694             100.00%
                                 ============================================================================





                   Loan-to-Value Ratios for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------------------
 Range of Loan-to-Value Ratios         Number of Mortgage       Aggregate Unpaid Principal    Percent of Loan
              (%)                            Loans                       Balance                    Group
-------------------------------------------------------------------------------------------------------------
 50.00 or Less                                    126                   $5,203,656               8.64%
 50.01-55.00                                       47                   $2,200,111               3.65%
 55.01-60.00                                       73                   $3,812,219               6.33%
 60.01-65.00                                      105                   $6,908,155              11.47%
 65.01-70.00                                      145                   $8,959,285              14.88%
 70.01-75.00                                      159                  $10,019,282              16.64%
 75.01-80.00                                      190                  $14,252,726              23.67%
 80.01-85.00                                       94                   $6,064,077              10.07%
 85.01-90.00                                       22                   $2,211,738               3.67%
 90.01-95.00                                        3                      $96,391               0.16%
 95.01-100.00                                      17                     $485,055               0.81%
-------------------------------------------------------------------------------------------------------------
       Total                                      981                  $60,212,694             100.00%
                                 ============================================================================




---------------------------------

(1) The weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage Loans is approximately 70.49%.




                 Type of Mortgaged Properties for the Fixed Rate Mortgage Loan Group
-------------------------------------------------------------------------------------------------------------
                                        Number of Mortgage      Aggregate Unpaid Principal    Percent of Loan
     Property Type                              Loans                     Balance                   Group
-------------------------------------------------------------------------------------------------------------
2-4 Family                                         22                $1,120,794.37               1.86%
Low-Rise                                           31                $1,678,248.17               2.79%
Manufacturing Housing                              25                $1,298,653.31               2.16%
PUD                                                41                $3,465,855.56               5.76%
Single Family                                     862               $52,649,142.83              87.44%
-------------------------------------------------------------------------------------------------------------
        Total                                     981                  $60,212,694             100.00%
                                 ============================================================================






                      Occupancy Types for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------------------
                                        Number of Mortgage    Aggregate Unpaid Principal    Percent of Loan
      Occupancy Type                           Loans                     Balance                   Group
-------------------------------------------------------------------------------------------------------------
Vacation/Second Home                               13                  $820,879.06               1.36%
Non-owner Occupied                                 86                $3,998,876.92               6.64%
Owner-Occupied                                    882               $55,392,938.26              92.00%
-------------------------------------------------------------------------------------------------------------
        Total                                     981                  $60,212,694             100.00%
                                 ============================================================================



---------------------------------

(1) Based upon representations of the related Mortgagors at the time of origination.



            Remaining Months to Stated Maturity for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------------------
                                         Number of Mortgage    Aggregate Unpaid Principal    Percent of Loan
        Remaining Terms                        Loans                      Balance                 Group
-------------------------------------------------------------------------------------------------------------
  1 - 120                                          37                     $687,457               1.14%
121 - 180                                         411                  $18,235,488              30.29%
181 - 300                                          27                   $1,916,053               3.18%
301 - 360                                         506                  $39,373,696              65.39%
-------------------------------------------------------------------------------------------------------------
        Total                                     981                  $60,212,694             100.00%
                                 ============================================================================



---------------------------------

(1) The weighted average remaining Months to Scheduled Maturity is approximately 272 months.




                            Fixed Rate Mortgage Loan Group by Loan Purpose
-------------------------------------------------------------------------------------------------------------
                                         Number of Mortgage     Aggregate Unpaid Principal    Percent of Loan
          Loan Purpose                           Loans                    Balance                 Group
-------------------------------------------------------------------------------------------------------------
Refinance-Cashout                                 675                  $43,243,860               71.82
Refinance-Rate/Term                               211                  $10,680,453               17.74
Purchase                                           95                   $6,288,381               10.44
-------------------------------------------------------------------------------------------------------------
        Total                                     981                  $60,212,694             100.00%
                                 ============================================================================




                                  ADJUSTABLE RATE LOAN GROUP

            Current Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------------
 Range of Current Mortgage           Number of Mortgage        Aggregate Unpaid      Percent of Loan
         Rates (%)                          Loans             Principal Balance           Group
-----------------------------------------------------------------------------------------------------
  0.001 - 5.000                                  1                  $30,839              0.02%
  5.501 - 6.000                                  7                 $970,950              0.53%
  6.001 - 6.500                                 31               $3,014,296              1.63%
  6.501 - 7.000                                 38               $4,802,599              2.60%
  7.001 - 7.500                                111              $10,877,810              5.89%
  7.501 - 8.000                                189              $21,160,531             11.47%
  8.001 - 8.500                                222              $24,744,159             13.41%
  8.501 - 9.000                                298              $30,225,653             16.38%
  9.001 - 9.500                                223              $21,439,349             11.62%
  9.501 - 10.000                               204              $20,350,247             11.03%
 10.001 - 10.500                               154              $12,663,232              6.86%
 10.501 - 11.000                               118              $11,468,392              6.21%
 11.001 - 11.500                                93               $7,338,191              3.98%
 11.501 - 12.000                                86               $7,125,914              3.86%
 12.001 - 12.500                                47               $3,997,228              2.17%
 12.501 - 13.000                                21               $1,511,294              0.82%
 13.001 - 13.500                                26               $2,037,054              1.10%
 13.501 - 14.000                                 4                 $223,355              0.12%
 14.001 - 14.500                                 4                 $273,510              0.15%
 15.001 - 15.500                                 2                 $230,683              0.12%
 15.501 - 16.000                                 1                  $78,484              0.04%
-----------------------------------------------------------------------------------------------------
        Total                                1,880             $184,563,772            100.00%
                               ======================================================================


-------------------------------

(1) The weighted average Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 9.233%.




                  Gross Margins for Adjustable Rate Mortgage Loan Group (1)
---------------------------------------------------------------------------------------------------
  Range of Gross Margins (%)        Number of Mortgage        Aggregate Unpaid      Percent of Loan
                                           Loans             Principal Balance           Group
---------------------------------------------------------------------------------------------------
 3.001 - 4.000                                   1                  $43,974              0.02%
 4.001 - 5.000                                 378              $38,885,571             21.07%
 5.001 - 6.000                                 762              $79,677,620             43.17%
 6.001 - 7.000                                 598              $54,986,684             29.79%
 7.001 - 8.000                                 133              $10,492,139              5.68%
 8.001 - 9.000                                   6                 $333,839              0.18%
 9.001 - 10.000                                  2                 $143,944              0.08%
---------------------------------------------------------------------------------------------------
        Total                                1,880             $184,563,772            100.00%
                               ====================================================================



-------------------------------

(1) The weighted average Margin of the Adjustable Rate Mortgage Loans is approximately 5.817%.





            Maximum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------------
  Range of Maximum Rates (%)           Number of Mortgage      Aggregate Unpaid      Percent of Loan
                                              Loans            Principal Balance           Group
-----------------------------------------------------------------------------------------------------
 10.001 - 11.000                                 1                  $30,839              0.02%
 12.001 - 13.000                                 9               $1,117,623              0.61%
 13.001 - 14.000                                76               $8,418,714              4.56%
 14.001 - 15.000                               333              $35,876,161             19.44%
 15.001 - 16.000                               614              $64,401,265             34.89%
 16.001 - 17.000                               523              $51,201,487             27.74%
 17.001 - 18.000                               209              $16,626,862              9.01%
 18.001 - 19.000                                76               $4,569,320              2.48%
 19.001 - 20.000                                23               $1,332,104              0.72%
 20.001 - 21.000                                14                 $755,462              0.41%
 22.001 - 23.000                                 1                 $165,224              0.09%
 24.001 - 25.000                                 1                  $68,710              0.04%
-----------------------------------------------------------------------------------------------------
        Total                                1,880             $184,563,772            100.00%
                               ======================================================================


-------------------------------

(1) The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 15.973% per annum.




            Minimum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
----------------------------------------------------------------------------------------------------
  Range of Minimum Interest         Number of Mortgage        Aggregate Unpaid      Percent of Loan
          Rates (%)                        Loans             Principal Balance           Group
----------------------------------------------------------------------------------------------------
  5.000 or Less                                  1                  $30,839              0.02%
  5.001 - 6.000                                  7                 $970,950              0.53%
  6.001 - 7.000                                 75               $8,334,315              4.52%
  7.001 - 8.000                                328              $35,034,522             18.98%
  8.001 - 9.000                                615              $64,947,730             35.19%
  9.001 -10.000                                528              $51,562,628             27.94%
 10.001 -11.000                                210              $16,652,357              9.02%
 11.001 -12.000                                 76               $4,641,001              2.51%
 12.001 -13.000                                 25               $1,468,742              0.80%
 13.001 -14.000                                 14                 $755,462              0.41%
 15.001 -16.000                                  1                 $165,224              0.09%
----------------------------------------------------------------------------------------------------
        Total                                1,880             $184,563,772            100.00%
                               =====================================================================



-------------------------------

(1) The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately 8.884% per annum.




   Current Mortgage Loan Principal Balances for the Adjustable Rate Mortgage
                                Loan Group (1)
------------------------------------------------------------------------------------------------------
  Range of Current
 Mortgage Loan Principal              Number of Mortgage         Aggregate Unpaid      Percent of Loan
       Balances ($)                          Loans              Principal Balance           Group
------------------------------------------------------------------------------------------------------
 $ 0.00  to   $25,000                           73               $1,422,527              0.77%
 $ 25,000.01 to  $50,000                       324              $12,871,940              6.97%
 $ 50,000.01 to  $75,000                       472              $29,502,521             15.99%
 $ 75,000.01 to $100,000                       357              $31,145,726             16.88%
 $100,000.01 to $150,000                       379              $45,923,064             24.88%
 $150,000.01 to $200,000                       132              $22,798,255             12.35%
 $200,000.01 to $250,000                        66              $14,826,017              8.03%
 $250,000.01 to $300,000                        34               $9,236,065              5.00%
 $300,000.01 to $350,000                        19               $6,222,566              3.37%
 $350,000.01 to $400,000                         8               $2,957,759              1.60%
 $400,000.01 to $450,000                         6               $2,542,579              1.38%
 $450,000.01 to $500,000                         6               $2,904,742              1.57%
 > $500,000                                      4               $2,210,011              1.20%
------------------------------------------------------------------------------------------------------
        Total                                1,880             $184,563,772            100.00%
                               =======================================================================


-------------------------------

(1) The average current Adjustable Rate Mortgage Loan principal balance is approximately $98,172.


             Loan-to-Value Ratios for the Adjustable Rate Mortgage Loan Group (1)
---------------------------------------------------------------------------------------------------
Range of Loan-to-Value Ratios       Number of Mortgage       Aggregate Unpaid      Percent of Loan
             (%)                           Loans            Principal Balance           Group
---------------------------------------------------------------------------------------------------
 50.00 or Less                                  91               $6,049,204              3.28%
 50.01-55.00                                    52               $3,274,396              1.77%
 55.01-60.00                                   112               $9,172,939              4.97%
 60.01-65.00                                   176              $16,243,351              8.80%
 65.01-70.00                                   287              $26,323,425             14.26%
 70.01-75.00                                   381              $37,087,465             20.09%
 75.01-80.00                                   503              $55,544,359             30.09%
 80.01-85.00                                   236              $26,171,340             14.18%
 85.01-90.00                                    42               $4,697,292              2.55%
---------------------------------------------------------------------------------------------------
       Total                                 1,880             $184,563,772            100.00%
                               ====================================================================


-------------------------------

(1) The weighted average Loan-to-Value Ratio of the Adjustable Rate Mortgage Loans was approximately 73.75%.



                 State Distributions of Adjustable Rate Mortgaged Properties
--------------------------------------------------------------------------------------------------
            State                   Number of Mortgage      Aggregate Unpaid      Percent of Loan
                                           Loans           Principal Balance           Group
--------------------------------------------------------------------------------------------------
Alaska                                           2                 $238,084              0.13%
Arizona                                         42               $3,203,698              1.74%
Arkansas                                         8                 $551,126              0.30%
California                                     296              $45,362,108             24.58%
Colorado                                        62               $6,469,728              3.51%
Connecticut                                      8               $1,113,973              0.60%
Delaware                                         3                 $213,367              0.12%
District of Columbia                             2                 $243,689              0.13%
Florida                                        120               $9,791,327              5.31%
Georgia                                         35               $2,982,229              1.62%
Hawaii                                          15               $2,852,137              1.55%
Idaho                                           35               $3,233,751              1.75%
Illinois                                        79               $7,647,849              4.14%
Indiana                                        107               $7,793,378              4.22%
Iowa                                             7                 $296,264              0.16%
Kansas                                          14                 $937,333              0.51%
Kentucky                                        41               $3,085,191              1.67%
Louisiana                                       38               $3,262,943              1.77%
Maryland                                        20               $1,742,269              0.94%
Massachusetts                                    4                 $266,273              0.14%
Michigan                                       142              $10,627,403              5.76%
Minnesota                                       12               $1,158,609              0.63%
Mississippi                                      7                 $534,893              0.29%
Missouri                                        45               $2,889,193              1.57%
Montana                                         13                 $965,530              0.52%
Nebraska                                         4                 $277,324              0.15%
Nevada                                          14               $1,867,941              1.01%
New Hampshire                                    3                 $390,253              0.21%
New Jersey                                      29               $2,983,490              1.62%
New Mexico                                      25               $2,015,336              1.09%
New York                                        25               $3,111,462              1.69%
North Carolina                                  49               $4,606,124              2.50%
North Dakota                                     2                  $90,726              0.05%
Ohio                                           129              $10,770,315              5.84%
Oklahoma                                        24               $2,131,392              1.15%
Oregon                                          29               $3,019,578              1.64%
Pennsylvania                                    66               $4,008,291              2.17%
Rhode Island                                     4                 $376,847              0.20%
South Carolina                                   7                 $481,983              0.26%
South Dakota                                     3                 $157,380              0.09%
Tennessee                                       43               $3,848,603              2.09%
Texas                                           49               $4,704,808              2.55%
Utah                                            27               $3,254,992              1.76%
Vermont                                          1                  $71,938              0.04%
Virginia                                         8                 $957,124              0.52%
Washington                                     108              $12,410,786              6.72%
West Virginia                                    4                 $365,407              0.20%
Wisconsin                                       62               $4,565,226              2.47%
Wyoming                                          8                 $634,101              0.34%
--------------------------------------------------------------------------------------------------
       Total                                 1,880             $184,563,772            100.00%
                               ===================================================================






                                  Initial Fixed Rate Period
-------------------------------------------------------------------------------------------------
 Initial Fixed Rate Period          Number of Mortgage      Aggregate Unpaid      Percent of Loan
          - (Months)                       Loans           Principal Balance           Group
-------------------------------------------------------------------------------------------------
6                                               18               $2,424,964              1.31%
24                                             362              $33,692,991             18.26%
36                                           1,499             $148,401,619             80.41%
60                                               1                  $44,198              0.02%
-------------------------------------------------------------------------------------------------
        Total                                1,880             $184,563,772            100.00%
                               ==================================================================




                     Next Adjustment Date - 2/28 and 3/27 Mortgage Loans
---------------------------------------------------------------------------------------------------
                                    Number of Mortgage       Aggregate Unpaid      Percent of 2/28
     Next Adjustment Date                  Loans            Principal Balance         Loan Group
---------------------------------------------------------------------------------------------------
08/01/01                                        12               $1,640,127              0.90%
09/01/01                                        87               $9,238,212              5.07%
10/01/01                                        48               $4,989,655              2.74%
11/01/01                                        22               $2,365,667              1.30%
12/01/01                                        78               $6,894,527              3.79%
01/02/01                                       630              $61,511,677             33.77%
02/02/01                                       754              $73,528,875             40.37%
03/02/01                                       229              $21,884,554             12.02%
02/03/01                                         1                  $41,317              0.02%
03/03/01                                         1                  $44,198              0.02%
---------------------------------------------------------------------------------------------------
        Total                                1,862             $182,138,808            100.00%
                               ====================================================================






                    Next Adjustment Date - Non-2/28 or 3/27 Mortgage Loans
----------------------------------------------------------------------------------------------------
                                                                                      Percent of
                                      Number of Mortgage       Aggregate Unpaid       Non-2/28 Loan
Next Adjustment Date                        Loans             Principal Balance           Group
----------------------------------------------------------------------------------------------------
09/01/01                                         2                 $238,334              9.83%
11/01/01                                         1                 $410,783             16.94%
12/01/01                                         1                  $53,267              2.20%
01/02/01                                         9               $1,158,982             47.79%
02/02/01                                         5                 $563,598             23.24%
----------------------------------------------------------------------------------------------------
        Total                                   18               $2,424,964            100.00%
                               =====================================================================





           Type of Mortgaged Properties for the Adjustable Rate Mortgage Loan Group
--------------------------------------------------------------------------------------------------
                                    Number of Mortgage      Aggregate Unpaid      Percent of Loan
        Property Type                      Loans           Principal Balance           Group
--------------------------------------------------------------------------------------------------
2-4 Family                                      70           $ 6,217,991.97              3.37%
High-Rise Condo                                  5            $  388,122.10              0.21%
Low-Rise Condo                                 100           $ 7,855,898.61              4.26%
Manufactured Housing                            60           $ 4,234,644.18              2.29%
PUD                                             79           $11,100,215.25              6.01%
Single-Family                                 1566          $154,766,899.61             83.86%
--------------------------------------------------------------------------------------------------
        Total                                1,880             $184,563,772            100.00%
                               ===================================================================






               Occupancy Types for the Adjustable Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------
                                   Number of Mortgage      Aggregate Unpaid      Percent of Loan
        Occupancy Type                    Loans           Principal Balance           Group
-------------------------------------------------------------------------------------------------
Vacation/Second Home                            22           $ 2,033,548.52              1.10%
Non-Owner Occupied                             139           $ 9,498,447.16              5.15%
Owner Occupied                                1719          $173,031,776.04             93.75%
-------------------------------------------------------------------------------------------------
        Total                                1,880             $184,563,772            100.00%
                               ==================================================================



-------------------------------

(1) Based upon representations of the related Mortgagors at the time of origination.



       Remaining Months to Stated Maturity for the Adjustable Rate Mortgage Loan Group
--------------------------------------------------------------------------------------------------
                                    Number of Mortgage      Aggregate Unpaid      Percent of Loan
       Remaining Terms                     Loans           Principal Balance           Group
--------------------------------------------------------------------------------------------------
301 - 360                                    1,880             $184,563,772            100.00%
--------------------------------------------------------------------------------------------------
        Total                                1,880             $184,563,772            100.00%
                               ===================================================================




                     Adjustable Rate Mortgage Loan Group by Loan Purpose
--------------------------------------------------------------------------------------------------
                                    Number of Mortgage      Aggregate Unpaid      Percent of Loan
         Loan Purpose                      Loans           Principal Balance           Group
--------------------------------------------------------------------------------------------------
Refinance-Cashout                            1,200             $116,961,406             63.37%
Purchase                                       410              $37,777,776             20.47%
Refinance-Rate/Term                            270              $29,824,590             16.16%
--------------------------------------------------------------------------------------------------
        Total                                1,880             $184,563,772            100.00%
                               ===================================================================


                                   EXHIBIT 2


                                                                          Distribution Date:   5/25/01

  THE
BANK OF
  NEW
  YORK

101 Barclay Street
New York, NY 10286
                                            Countrywide Home Loans
Attn: Courtney Bartholomew                  Asset-Backed Certificates
(212)815-5795                                      Series 1999-1

                                    Certificateholder Monthly Distribution Summary

                                                  Certificate                          Pass
                                    Class         Rate           Beginning             Through
Class                Cusip          Description   Type           Balance               Rate (%)
------------------------------------------------------------------------------------------------------
AF1                  126671FC5      Senior        Fix-30/360        779,022.24         5.995000
AF2                  126671FD3      Senior        Fix-30/360     29,000,000.00         6.160000
AF3                  126671FE1      Senior        Fix-30/360     14,008,000.00         6.815000
AF4                  126671FF8      Senior        Fix-30/360     10,000,000.00         6.370000
MF1                  126671FG6      Senior        Fix-30/360      4,158,000.00         6.760000
MF2                  126671FH4      Senior        Fix-30/360      2,310,000.00         7.255000
BF                   126671FJ0      Senior        Fix-30/360        924,000.00         8.840000
AV1                  126671FK7      Senior        Fix-Act/360   143,475,178.42         4.816250
MV1                  126671FL5      Senior        Fix-Act/360    16,380,000.00         5.136250
MV2                  126671FM3      Senior        Fix-Act/360    13,104,000.00         5.626250
BV                   126671FN1      Senior        Fix-Act/360    13,104,000.00         7.256250
BFI                     N/A         Senior        Fix-30/360              0.00         0.000000
BVI                     N/A         Senior        Fix-30/360              0.00         0.000000
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Totals                                                          247,242,200.66
------------------------------------------------------------------------------------------------------------------


                                                                     Current                           Cumulative
                      Principal       Interest         Total         Realized           Ending          Realized
Class                 Distribution    Distribution   Distribution    Losses             Balance         Losses
-------------------------------------------------------------------------------------------------------------------
AF1                  779,022.24        3,891.87       782,914.11         0.00               0.00            0.00
AF2                1,111,375.98      148,866.67     1,260,242.65         0.00      27,888,624.02            0.00
AF3                        0.00       79,553.77        79,553.77         0.00      14,008,000.00            0.00
AF4                        0.00       53,083.33        53,083.33         0.00      10,000,000.00            0.00
MF1                        0.00       23,423.40        23,423.40         0.00       4,158,000.00            0.00
MF2                        0.00       13,965.88        13,965.88         0.00       2,310,000.00            0.00
BF                         0.00        6,806.80         6,806.80         0.00         924,000.00            0.00
AV1                7,232,522.02      575,843.61     7,808,365.63         0.00     136,242,656.40            0.00
MV1                        0.00       70,109.81        70,109.81         0.00      16,380,000.00            0.00
MV2                        0.00       61,438.65        61,438.65         0.00      13,104,000.00            0.00
BV                         0.00       79,238.25        79,238.25         0.00      13,104,000.00            0.00
BFI                        0.00       86,196.78        86,196.78         0.00               0.00            0.00
BVI                        0.00      549,116.76       549,116.76         0.00               0.00            0.00
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Totals             9,122,920.24    1,751,535.58    10,874,455.82         0.00     238,119,280.42            0.00
------------------------------------------------------------------------------------------------------------------


                                                                               Distribution Date:   5/25/01

  THE
BANK OF
  NEW
  YORK

101 Barclay Street
New York, NY 10286
                                            Countrywide Home Loans
Attn: Courtney Bartholomew                  Asset-Backed Certificates
(212)815-5795                                      Series 1999-1

                                               Principal Distribution Detail

                                     Original         Beginning             Scheduled
                                     Certificate      Certificate           Principal          Accretion
Class                 Cusip          Balance          Balance              Distribution         Principal
----------------------------------------------------------------------------------------------------------------
AF1                   126671FC5      32,000,000.00       779,022.24           779,022.24            0.00
AF2                   126671FD3      29,000,000.00    29,000,000.00         1,111,375.98            0.00
AF3                   126671FE1      14,008,000.00    14,008,000.00                 0.00            0.00
AF4                   126671FF8      10,000,000.00    10,000,000.00                 0.00            0.00
MF1                   126671FG6       4,158,000.00     4,158,000.00                 0.00            0.00
MF2                   126671FH4       2,310,000.00     2,310,000.00                 0.00            0.00
BF                    126671FJ0         924,000.00       924,000.00                 0.00            0.00
AV1                   126671FK7     285,012,000.00   143,475,178.42         7,232,522.02            0.00
MV1                   126671FL5      16,380,000.00    16,380,000.00                 0.00            0.00
MV2                   126671FM3      13,104,000.00    13,104,000.00                 0.00            0.00
BV                    126671FN1      13,104,000.00    13,104,000.00                 0.00            0.00
BFI                      N/A                  0.00             0.00                 0.00            0.00
BVI                      N/A                  0.00             0.00                 0.00            0.00
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Totals                              420,000,000.00   247,242,200.66         9,122,920.24            0.00



                      Unscheduled         Net              Current              Ending             Ending
                      Principal        Principal          Realized             Certificate        Certificate
Class                 Adjustments      Distribution        Losses                Balance             Factor
-----------------------------------------------------------------------------------------------------------------
AF1                       0.00          779,022.24             0.00                 0.00    0.00000000000
AF2                       0.00        1,111,375.98             0.00        27,888,624.02    0.96167669034
AF3                       0.00                0.00             0.00        14,008,000.00    1.00000000000
AF4                       0.00                0.00             0.00        10,000,000.00    1.00000000000
MF1                       0.00                0.00             0.00         4,158,000.00    1.00000000000
MF2                       0.00                0.00             0.00         2,310,000.00    1.00000000000
BF                        0.00                0.00             0.00           924,000.00    1.00000000000
AV1                       0.00        7,232,522.02             0.00       136,242,656.40    0.47802428108
MV1                       0.00                0.00             0.00        16,380,000.00    1.00000000000
MV2                       0.00                0.00             0.00        13,104,000.00    1.00000000000
BV                        0.00                0.00             0.00        13,104,000.00    1.00000000000
BFI                       0.00                0.00             0.00                 0.00    0.00000000000
BVI                       0.00                0.00             0.00                 0.00    0.00000000000
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Totals                    0.00        9,122,920.24             0.00       238,119,280.42



                                                                               Distribution Date:   5/25/01

  THE
BANK OF
  NEW
  YORK

101 Barclay Street
New York, NY 10286
                                            Countrywide Home Loans
Attn: Courtney Bartholomew                  Asset-Backed Certificates
(212)815-5795                                      Series 1999-1

                                            Interest Distribution Detail

                    Beginning            Pass               Accrued         Cumulative
                    Certificate          Through            Optimal         Unpaid              Deferred
Class               Balance              Rate (%)           Interest        Interest            Interest
--------------------------------------------------------------------------------------------------------------
AF1                  779,022.24          5.995000           3,891.87            0.00                0.00
AF2               29,000,000.00          6.160000         148,866.67            0.00                0.00
AF3               14,008,000.00          6.815000          79,553.77            0.00                0.00
AF4               10,000,000.00          6.370000          53,083.33            0.00                0.00
MF1                4,158,000.00          6.760000          23,423.40            0.00                0.00
MF2                2,310,000.00          7.255000          13,965.88            0.00                0.00
BF                   924,000.00          8.840000           6,806.80            0.00                0.00
AV1              143,475,178.42          4.816250         575,843.61            0.00                0.00
MV1               16,380,000.00          5.136250          70,109.81            0.00                0.00
MV2               13,104,000.00          5.626250          61,438.65            0.00                0.00
BV                13,104,000.00          7.256250          79,238.25            0.00                0.00
BFI                        0.00          0.000000               0.00            0.00                0.00
BVI                        0.00          0.000000               0.00            0.00                0.00
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Totals           247,242,200.66                         1,116,222.04            0.00                0.00

                        Total             Net                Unscheduled
                       Interest        Prepayment             Interest         Interest
Class                     Due         Int Shortfall           Adjustment         Paid
--------------------------------------------------------------------------------------------------------------
AF1                    3,891.87              0.00                0.00       3,891.87
AF2                  148,866.67              0.00                0.00     148,866.67
AF3                   79,553.77              0.00                0.00      79,553.77
AF4                   53,083.33              0.00                0.00      53,083.33
MF1                   23,423.40              0.00                0.00       23,423.40
MF2                   13,965.88              0.00                0.00       13,965.88
BF                     6,806.80              0.00                0.00        6,806.80
AV1                  575,843.61              0.00                0.00      575,843.61
MV1                   70,109.81              0.00                0.00       70,109.81
MV2                   61,438.65              0.00                0.00       61,438.65
BV                    79,238.25              0.00                0.00       79,238.25
BFI                        0.00              0.00                0.00       86,196.78
BVI                        0.00              0.00                0.00      549,116.76
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Totals             1,116,222.04              0.00                0.00    1,751,535.58



                                                                               Distribution Date:   5/25/01

  THE
BANK OF
  NEW
  YORK

101 Barclay Street
New York, NY 10286
                                            Countrywide Home Loans
Attn: Courtney Bartholomew                  Asset-Backed Certificates
(212)815-5795                                      Series 1999-1

                                             Current Payment Information
                                                  Factors per $1,000

                         Original          Beginning Cert.                                           Ending Cert.          Pass
                        Certificate          Notional           Principal           Interest           Notional          Through
Class     Cusip          Balance             Balance           Distribution        Distribution         Balance           Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
AF1      126671FC5      32,000,000.00        24.344445000        24.344445000       0.121620790       0.000000000        5.995000
AF2      126671FD3      29,000,000.00     1,000.000000000        38.323309655       5.133333333     961.676690345        6.160000
AF3      126671FE1      14,008,000.00     1,000.000000000         0.000000000       5.679166667   1,000.000000000        6.815000
AF4      126671FF8      10,000,000.00     1,000.000000000         0.000000000       5.308333333   1,000.000000000        6.370000
MF1      126671FG6       4,158,000.00     1,000.000000000         0.000000000       5.633333333   1,000.000000000        6.760000
MF2      126671FH4       2,310,000.00     1,000.000000000         0.000000000       6.045833333   1,000.000000000        7.255000
BF       126671FJ0         924,000.00     1,000.000000000         0.000000000       7.366666667   1,000.000000000        8.840000
AV1      126671FK7     285,012,000.00       503.400482857        25.376201774       2.020418813     478.024281083        4.816250
MV1      126671FL5      16,380,000.00     1,000.000000000         0.000000000       4.280208333   1,000.000000000        5.136250
MV2      126671FM3      13,104,000.00     1,000.000000000         0.000000000       4.688541667   1,000.000000000        5.626250
BV       126671FN1      13,104,000.00     1,000.000000000         0.000000000       6.046875000   1,000.000000000        7.256250
BFI         N/A                  0.00         0.000000000         0.000000000       0.000000000       0.000000000        0.000000
BVI         N/A                  0.00         0.000000000         0.000000000       0.000000000       0.000000000        0.000000
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Totals                 420,000,000.00       588.671906333        21.721238667       4.170322810     566.950667667



  THE
BANK OF
  NEW
  YORK

101 Barclay Street
New York, NY 10286
                                            Countrywide Home Loans
Attn: Courtney Bartholomew                  Asset-Backed Certificates
(212)815-5795                                      Series 1999-1



Pool Level Data
Distrbution Date                                                                                                           5/25/01
Cut-off Date                                                                                                                2/1/99
Determination Date                                                                                                          5/1/01
Accrual Period                      Begin                                                                                   4/1/01
                                    End                                                                                     5/1/01
Number of Days in Accrual Period                                                                                                30





                                    Collateral Information

Group 1
-------
Cut-Off Date Balance                                                                                                 92,385,007.73

Beginning Aggregate Pool Stated Principal Balance                                                                    62,103,092.46
Ending Aggregate Pool Stated Principal Balance                                                                       60,212,694.24

Beginning Aggregate Certificate Stated Principal Balance Group1                                                      61,179,022.24
Ending Aggregate Certificate Stated Principal Balance Group 1                                                        59,288,624.02

Beginning Aggregate Loan Count                                                                                                1014
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Aggrement                                                 33
Ending Aggregate Loan Count                                                                                                     981

Beginning Weighted Average Loan Rate (WAC)                                                                                9.578341%
Ending Weighted Average Loan Rate (WAC)                                                                                   9.553484%

Beginning Net Weighted Average Loan Rate                                                                                  9.078675%
Ending Net Weighted Average Loan Rate                                                                                     9.053826%

Weighted Average Maturity (WAM) (Months)                                                                                       279

Subordinated Amount Group 1                                                                                             924,070.22
Required Subordinated Amount Group 1                                                                                    924,070.08

Servicer Advances                                                                                                        99,164.53

Aggregate Pool Prepayment                                                                                             1,726,079.39
Pool Prepayment Rate                                                                                                   28.6982 CPR


Group 2
--------
Cut-Off Date Balance                                                                                                327,410,591.53

Beginning Aggregate Pool Stated Principal Balance                                                                   191,796,293.74
Ending Aggregate Pool Stated Principal Balance                                                                      184,563,771.72

Beginning Aggregate Certificate Stated Principal Balance Group 2                                                    186,063,178.42


Group 2
--------
Ending Aggregate Certificate Stated Principal Balance Group 2                                                       178,830,656.40

Beginning Aggregate Loan Count                                                                                                1949
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Aggrement                                                 69
Ending Aggregate Loan Count                                                                                                   1880

Beginning Weighted Average Loan Rate (WAC)                                                                               9.254357%
Ending Weighted Average Loan Rate (WAC)                                                                                  9.233115%

Beginning Net Weighted Average Loan Rate                                                                                 8.754185%
Ending Net Weighted Average Loan Rate                                                                                    8.732936%

Weighted Average Maturity (WAM) (Months)                                                                                       333

Subordinated Amount Group 2                                                                                           5,733,115.32
Required Subordinated Amount Group2                                                                                   5,733,115.35

Servicer Advances                                                                                                       349,305.57

Aggregate Pool Prepayment                                                                                             7,003,672.87
Pool Prepayment Rate                                                                                                   36.0069 CPR



Master Servicing Fees Paid                                                                                               97,730.31
                                                                                                                         ----------
Total Fees                                                                                                               97,730.31





                         Delinquency Information

Group 1
--------


Delinquency                                          30 - 59 Days           60 - 89 Days        90+ Days                  Totals
-----------                                          ------------           ------------        ---------                 -------
Scheduled Principal Balance                          3,873,901.80           1,091,482.72        2,343,191.09          7,308,575.61
Percentage of Total Pool Balance                        6.433696%             1.812712%            3.891523%            12.137932%
Number of Loans                                                73                     22                  38                   133
Percentage of Total Loans                               7.441386%             2.242610%            3.873598%            13.557594%

Foreclosure
-----------
Scheduled Principal Balance                                 0.00                   0.00                0.00          1,987,359.21
Percentage of Total Pool Balance                        0.000000%              0.000000%           0.000000%             3.300565%
Number of Loans                                                0                      0                   0                    34
Percentage of Total Loans                               0.000000%              0.000000%           0.000000%             3.465851%


                                                                       Page 2

REO
----
Scheduled Principal Balance                                 0.00                   0.00                0.00           607,637.95
Percentage of Total Pool Balance                        0.000000%              0.000000%           0.000000%           1.009153%
Number of Loans                                                0                      0                   0                  17
Percentage of Total Loans                               0.000000%              0.000000%           0.000000%            1.732926%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                54,039.20
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                 458,829.50

Group 2
-------


Delinquency                                          30 - 59 Days          60 - 89 Days         90+ Days              Totals
-----------                                          --------------        ------------        -----------          ---------

Scheduled Principal Balance                         16,835,460.14           5,369,823.52        7,665,165.26         29,870,448.92
Percentage of Total Pool Balance                         9.121758%              2.909468%          4.153126%            16.184351%
Number of Loans                                               182                     61                  70                  313
Percentage of Total Loans                                9.680851%              3.244681%          3.723404%            16.648936%

Foreclosure
-----------
Scheduled Principal Balance                                   0.00                  0.00                0.00         8,321,637.92
Percentage of Total Pool Balance                          0.000000%             0.000000%           0.000000%            4.508814%
Number of Loans                                                  0                     0                   0                   85
Percentage of Total Loans                                 0.000000%             0.000000%           0.000000%            4.521277%

REO
----
Scheduled Principal Balance                                   0.00                  0.00                0.00         2,302,485.63
Percentage of Total Pool Balance                          0.000000%             0.000000%           0.000000%            1.247528%
Number of Loans                                                  0                     0                   0                   33
Percentage of Total Loans                                 0.000000%             0.000000%           0.000000%            1.755319%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                 63,463.88
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                2,330,918.44

